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                                                                    Exhibit 32.1

              Certification of Chairman and Chief Executive Officer

      The undersigned Chairman and Chief Executive Officer of Florida Choice Bankshares, Inc. does hereby certify, to such officer's knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of Florida Choice Bankshares, Inc.

                                           /s/ Kenneth E. LaRoe
                                           -------------------------------------
                                           Kenneth E. LaRoe
                                           Chairman and Chief Executive Officer

Date:  March 22, 2005